UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 13, 2005


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                     72-1525702
--------                                                     ----------
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)

ITEM 7.01 Regulation FD Disclosure

Reference is made to the Registrant's press release dated August 9, 2005, which is attached hereto as Exhibit 99.1. That press release announced that the Los Angeles Police Department will be purchasing multiple Aegis SafetyNet(TM) RadioBridges(TM) for use in an interoperable communications program funded by the Department of Homeland Security (DHS) in the greater Los Angeles area. The Aegis SafetyNet(TM) RadioBridge(TM) allows most two-way radios to be interconnected, regardless of their frequency or encryption scheme, and helps solve the current communication problem faced by public safety agencies caused by not having radio interoperability at the scene of an emergency.
Reference is also made to the Registrant's press release dated July 28, 2005, which is attached hereto as Exhibit 99.2. That press release announced that the Registrant's common stock has been accepted for listing and trading on the Frankfurt Stock Exchange (FSE) in Germany under the trading symbol "DKT". Reference is also made to the Registrant's press release dated July 13, 2005, which is attached hereto as Exhibit 99.3. That press release announced sales and marketing activity relating to the company's Aegis SafetyNet(TM) RadioBridge(TM).

ITEM 9.01 Financial Statements and Exhibits
-------------------------------------------

99.1     Press release dated August 9, 2005

99.2     Press release dated July 28, 2005

99.3     Press release dated July 13, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2005
Aegis Assessments, Inc.
/s/ Richard Reincke
-------------------
Richard Reincke
President